EXHIBIT 10.2

SUPERGEN, INC.

COMMON STOCK PURCHASE AGREEMENT

October 22, 2009

SUPERGEN, INC.

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of October 22, 2009 (the “Effective Date”) by and between SuperGen, Inc., a Delaware corporation (the “Company”) and SmithKline Beecham Corporation, doing business as GlaxoSmithKline, a Pennsylvania corporation (the “Purchaser”).

BACKGROUND

A.            The Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Agreement.

B.            In connection with the sale and purchase of the shares of Common Stock hereunder, the Purchaser and the Company have agreed to enter into that certain Commercial Research and License Agreement of even date herewith (the “Research Agreement”).

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1

AUTHORIZATION, SALE AND ISSUANCE

1.1          Authorization.  The Company will, prior to the Closing (as defined below), authorize the sale and issuance of up to nine hundred ninety thousand and ninety-nine (990,099) shares of the Company’s Common Stock to the Purchaser in accordance with the terms of this Agreement.

1.2          Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Company, and the Company shall sell and issue to the Purchaser, nine hundred ninety thousand and ninety-nine (990,099) shares of the Common Stock (the “Shares”) at an aggregate purchase price of Three Million U.S. Dollars ($3,000,000) (the “Purchase Price”), by wire transfer of immediately available funds.

SECTION 2

CLOSING DATES AND DELIVERY

2.1          Closing.  Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase, sale and issuance of the Shares shall take place at one closing (the “Closing”). The Closing shall take place at 10:00 a.m. local time, on a date mutually agreed upon by the parties to this Agreement, which shall be no later than the second business day after the satisfaction or waiver of the conditions to the obligations of the parties set forth in Section 6.1 and Section 6.2 of this Agreement (the “Closing Date”).

2.2          Delivery.  At the Closing, the Company will deliver to the Purchaser a certificate registered in the Purchaser’s name representing the number of Shares that the Purchaser is purchasing against payment of the Purchase Price, by wire transfer of immediately available funds to an account designated by the

Company.  The certificate representing the Shares shall be subject to legends restricting transfer as set forth in Section 4.5 below.  Additionally, the Company shall deliver to the Purchaser such other documents as required pursuant to Section 6.1 of this Agreement.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as of the Effective Date and as of the Closing Date, as applicable, as follows:

3.1          Organization, Good Standing and Qualification.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of Delaware and is in good standing under such laws, has all requisite power and authority to own or lease its properties and operate its business as it is now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in any applicable jurisdiction, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on, or a material adverse change in, or group of such effects on or changes in the business, properties, assets, liabilities, operations or condition (financial or otherwise) of the Company.

3.2          Authorization

(a)           The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  All corporate action on the part of the Company and its board of directors necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Closing.

(b)           The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and free of any liens; provided, however, that the Shares are subject to restrictions on transfer under state and/or federal securities laws and as set forth in this Agreement.  The board of directors of the Company has approved and adopted this Agreement and the transactions contemplated hereby, declared the advisability of the transactions contemplated by this Agreement and has not, as of the Effective Date, rescinded or modified in any respect any of such actions.

(c)           The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation of or breach of any material provision of the Certificate of Incorporation or Bylaws of the Company,  (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, (iii) result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any lien, mortgage, charge, encumbrance or security interest of any kind upon any of the properties or assets of the Company under any of the terms, conditions or provisions of any of the Material Contracts (as defined in Section 3.7 below), except in the cases of clauses (ii) or (iii) for such conflicts or violations which would not be reasonably likely to have a Material Adverse Effect.

(d)           No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement, except (i) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect, all of which consents, authorizations, filings, approvals and registrations (other than filings and registrations with the Securities and Exchange Commission (the “SEC”) and with state securities authorities and agencies pertaining to the issuance of the Shares) have been made or obtained by the Company prior to the date of this Agreement.

(e)           The Company is not in default under or in violation of (and no event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under) (i) the Company’s Certificate of Incorporation or Bylaws or (ii) any order, writ, injunction or decree of any court or any governmental entity, except, in the case of clause (ii), for defaults or violations which would not be reasonably likely to have a Material Adverse Effect.

3.3          Enforceability.  This Agreement, when executed and delivered by the Company, will constitute a legal and binding agreement of the Company, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.4          SEC Documents.  The Company has timely filed all reports, registration statements, proxy statements and other materials, together with any amendments thereto, required to be filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “SEC Filings”).  Each SEC Filing, as of its date, or if amended prior to the date of this Agreement, as of the date of such amendment, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor federal statute and the rules and regulations of the SEC promulgated thereunder. As of their respective dates filed, the SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  The financial statements contained in the SEC Filings fairly present the financial position of the Company and its subsidiaries as of the dates thereof and for the periods covered thereby and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) (in the case of the unaudited statements, all footnotes required by GAAP may not be included and subject to normal year-end audit adjustments).

3.5          Absence of Certain Events and Changes. Except as disclosed in the SEC Filings filed prior to the Effective Date, since the date of filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 with the SEC, (i) the Company has conducted its businesses in the ordinary course consistent with past practice, (ii) there has not been any event, change or development which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (iii) there has not been any acquisition or disposition of any material assets (or any contract or arrangement therefore) or any other material transaction by the Company.

3.6          Compliance with Laws.  The Company has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, governmental entities that are required in order to permit it to carry on its business as presently conducted and that are material to the business of the Company.  The Company has complied in all material respects and is not in default or violation of, and, to the Company’s knowledge, is not under investigation with respect to or threatened to be charged with or given notice of any material violation of, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any governmental entity.

3.7          Material Contracts.  As of the Effective Date, the Company has filed as exhibits to the SEC Filings all material agreements required to be filed under the rules and regulations of the SEC (the “Material Contracts”), and (i) to the Company’s knowledge, all Material Contracts are valid, binding and in full force and effect and enforceable against the Company as of the Effective Date, (ii) the Company is in all material respects in compliance with and has in all material respects performed all obligations required to be performed by it to date under each Material Contract; and (iii) as of the Effective Date, the Company does not know of, and has not received written notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any other party under any Material Contract.

3.8          Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

3.9          Investment Company.  The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.10        Subsidiaries.  The Company has no Subsidiaries and no equity interests or investments in any partnership, trust or other entity or organization.  For purposes of this Agreement, “Subsidiary” shall mean an entity of which a Person owns or controls, directly or indirectly, more than twenty percent (20%) of the voting stock of such entity.

3.11        Brokerage.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement or the Research Agreement based on any arrangement made by or on behalf of the Company, and the Company agrees to indemnify and hold the Purchaser harmless against any costs or damages incurred as a result of any such claim.

3.12        Intellectual Property.  Except as disclosed in the SEC Filings, and except for matters which are not reasonably likely to have a Material Adverse Effect, the Company owns or controls the intellectual property rights necessary for the conduct of its business as now conducted. To the Company’s knowledge, the conduct of its business as currently conducted does not materially infringe upon the intellectual property rights of any third party.

3.13        FDA Approval

(a)           All clinical trials conducted by or for the benefit of the Company, and that have or will be submitted to the Food and Drug Administration (the “FDA”) as a basis for regulatory approval, have been, or are being, conducted in material compliance with the applicable requirements of “Good Clinical Practice,” informed consent, and all applicable requirements relating to protection of human subjects contained in 21 C.F.R.;

(b)           All manufacturing operations currently conducted by or for the benefit of the Company for the manufacture of drugs for human use have been and are being conducted in material compliance with the FDA’s applicable current “Good Manufacturing Practice” regulations;

(c)           The Company has not received any notice that the FDA has commenced, or threatened to initiate, any action to withdraw approval of any authorization needed to conduct its business as currently conducted; and

(d)           The Company has no product on clinical hold nor has the Company received written notice indicating that any product will be subject to a clinical hold.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as of the Effective Date and as of the Closing Date, as applicable, as follows:

4.1          Authorization

(a)           The Purchaser has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Purchaser’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b)           This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except: (i)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c)           No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

4.2          No Registration; Investment Intent

(a)           Registration.  The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Section 4.2.

(b)           Investment Intent. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.  The Shares were not offered to the Purchaser through, and the Purchaser is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(c)           Investment Experience.  The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser can protect its own interests. The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company.  The Purchaser understands and acknowledges that an investment in the Company is speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

(d)           Accredited Investor; Residency.  The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act.  The Purchaser’s place of business is correctly set forth in this Agreement.

(e)           Rule 144.  The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Exchange Act, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares. The Purchaser understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at its own risk.

(f)            Access to Data.  The Purchaser has, prior to the date of this Agreement, reviewed the Company’s most recent SEC Filings and has had an opportunity to review material contracts and documents of the Company which have been filed as exhibits to such SEC Filings.  The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with its management.  The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.  The Purchaser, in making the investment decision, has read, reviewed, and relied solely on the Company’s SEC Filings and other documents furnished by the Company, pursuant to this Agreement and the Company’s representations and warranties contained herein.  The Purchaser is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the SEC Filings or incorporated herein or therein.  The foregoing, however, does not limit or modify the Purchaser’s right to rely upon the representations and warranties of the Company in Section 3 of this Agreement.  The Purchaser acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts’ research reports or comments, and the Purchaser has not relied upon any such third party reports in making the decision to invest.

4.3          Brokers or Finders.  The Purchaser has not engaged any brokers, finders or agents.  The Company shall have no liability or obligation of any kind to any agent, broker, investment banker, financial adviser or other firm or person engaged or retained by the Purchaser who is or will be entitled to any broker’s or finder’s fee, or any other commission or similar fee, in connection with any of the transactions contemplated by this Agreement, and the Purchaser agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any such fees or commissions asserted by any person engaged or retained on the basis of any act or statement determined to have been made to such person by the Purchaser.

4.4          Tax Advisors.  The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement, and the Purchaser agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to the tax consequences of this investment and the transactions contemplated by this Agreement.

4.5          Legends.  The Purchaser understands and agrees that the certificates evidencing the Shares, or any other securities issued in respect of the Shares, any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD, AS SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

SECTION 5

ADDITIONAL AGREEMENTS & COVENANTS

The Company and the Purchaser further agree with each other as follows:

5.1          Confidentiality. Except as permitted by Section 5.2 below or by the terms of the Confidential Disclosure Agreement between the Company and the Purchaser effective as of December 1, 2008 and the Confidential Disclosure Agreement between the Company and the Purchaser effective as of June 18, 2009 (together, the “Confidentiality Agreements”), all confidential information of the parties shall be protected in accordance with the terms and conditions set forth in the Confidentiality Agreements.

5.2          Public Announcements. The parties may release a joint press release promptly after the Effective Date. Except as may be required by law, the SEC, stock exchange or other regulatory authority, neither party nor any of their respective Affiliates (as such term is defined in the Research Agreement), shall originate any publicity, news release or other public announcement, written or oral, relating to the confidential terms or conditions contained herein without the prior express written approval of the other party, and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld. A party desiring to make any such public announcement or other disclosure shall seek confidential treatment if requested by the other party and to the extent reasonably practical, and shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Unless disclosure is required in a shorter period of time, the party receiving the proposed release will have at least five (5) days to review any such release.

5.3          Restrictions on Transfer.  The Purchaser agrees that until the first anniversary of the Effective Date, it may not effect any sale or transfer of the Shares, or any beneficial interest therein (the “Lock-Up”).  On the first anniversary of the Effective Date, twenty-five percent (25%) of the Shares shall be released from the Lock-up.  The remaining seventy-five percent (75%) of the Shares shall be released from the Lock-up in four equal installments at the end of each three month period following the first anniversary of the Effective Date, such that all of the Shares are released from the Lock-up on the second anniversary of the Effective Date.  The Purchaser agrees that any Shares sold, once released from the Lock-up, shall be sold in compliance with applicable securities laws. Notwithstanding the foregoing, the Purchaser shall be entitled to transfer any or all of the Shares to one or more affiliate(s) of the Purchaser during the Lock-Up period; provided that the restrictions on transfers set forth herein shall apply to such transferee affiliate(s).  For purposes of this Section 5.3, a “sale” of the Shares means any sale, assignment, transfer, distribution or other disposition thereof or of a participation therein, and “affiliate” means any corporation or other business entity that controls, is controlled by, or is under common control with the Purchaser (a corporation or other entity will be regarded as in “control” of another corporation or entity if it (i) owns or directly or indirectly controls at least fifty (50%) of the outstanding shares or other voting rights of the other corporation or entity having the right to elect directors or such lesser percentage that is the maximum permitted to be owned by a foreign entity in those jurisdictions where majority ownership by foreign entities is prohibited, or (ii) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise).

5.4          Further Assurances.  At any time or from time to time after the Closing, each party shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as either party may reasonably request more effectively to carry out the provisions of this Agreement.  Should the Purchaser wish to sell the Shares pursuant to Rule 144 promulgated under the Securities Act, or under any other available exemption, the Company shall remove any legends on the Shares and provide an opinion of counsel should the Purchaser reasonably request.

SECTION 6

CONDITIONS TO CLOSING

6.1          Conditions to the Purchaser’s Obligation to Acquire the Shares.  The obligation of the Purchaser to purchase the Shares hereunder is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Purchaser, in the Purchaser’s sole discretion, to the extent permitted by law:

(a)           Execution and Delivery.  An authorized signatory of the Company shall have executed and delivered to the Purchaser this Agreement and the Research Agreement.

(b)           Representations and Warranties True.  The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing with the same force and effect as if they had been made on and as of the Closing, except for (i) those representations and warranties that are made as of a specific date (other than the Effective Date), which shall be true and correct in all material respects as of such date and (ii) those representations and warranties which are qualified by materiality, in which case each such representation and warranty qualified by materiality shall be true and correct in all respects as of the Closing.

(c)           Compliance.  The Company will have materially performed and complied with each of its agreements, covenants and obligations contained in this Agreement on or prior to the Closing.

(d)           No Violation.  No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.

(e)           Deliveries of the Company.  At the time of the Closing, the Company shall deliver to the Purchaser a certificate, dated the Closing Date, of the Secretary of the Company attaching:  (i) a true and complete copy of the Certificate of Incorporation of the Company, with all amendments thereto, certified as of a date not more than five days prior to the Closing Date by the Secretary of State of the State of Delaware; (ii) true and complete copies of the Company’s By-laws, as amended, in effect as of such date; (iii) a certificate from the Secretary of State of the State of Delaware as to the good standing of the Company certified as of a date not more than two (2) days prior to the Closing Date; and (iv) a copy of those portions of the resolutions of the Company’s board of directors authorizing the sale by the Company of the Shares and the other transactions contemplated by this Agreement.

6.2          Conditions to Company’s Obligation to Issue the Shares.  The Company’s obligation to sell the Shares to the Purchaser hereunder is subject to the satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company, in its sole discretion, to the extent permitted by law:

(a)           Execution and Delivery.  An authorized signatory of the Purchaser shall have executed and delivered to the Company this Agreement and the Research Agreement.

(b)           Representations and Warranties True.  The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, except for (i) those representations and warranties that are made as of a specific date (other than the Effective Date), which shall be true and correct in all material respects as of such date and (ii) those representations and warranties which are qualified by materiality, in which case each such representation and warranty qualified by materiality shall be true and correct in all respects as of the Closing.

(c)           No Violation.  No statute, rule, regulation, order, or interpretation shall have been enacted, entered or deemed applicable by any domestic or foreign government or governmental or administrative agency or court which would make the transactions contemplated by this Agreement illegal.

(d)           Compliance.  The Purchaser will have materially performed and complied with each of its agreements and obligations contained in this Agreement on or prior to the Closing.

(e)                                  Deliveries of the Purchaser.  Within five (5) business days of the Closing, the Purchaser shall deliver to the Company payment in full of the Purchase Price.

SECTION 7

MISCELLANEOUS

7.1                               Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchaser.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities.

7.2                               Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed as follows:

If to the Purchaser:

GlaxoSmithKline
709 Swedeland Road
P.O. Box 1539

King of Prussia, PA 19406-0939
Attention: Senior Vice President of Worldwide Business Development
Telephone:  (610) 270- 5397
Facsimile:  (610) 270-5166

With a copy to:

GlaxoSmithKline

2301 Renaissance Blvd.

King of Prussia, PA 1946-2772

Attention:  Vice President, R&D Legal Operations Business Development Transactions

Telephone: (610) 787-4093

Facsimile: (610) 787-7084

Or to such other address (including electronic mail address) as the Purchaser shall have furnished to the Company in writing or by electronic mail; or

If to the Company:

SuperGen, Inc.
4140 Dublin Road, Suite 200
Dublin, CA  94568
Attn:  Dr. James S.J. Manuso, President and Chief Executive Officer
Telephone:  (925) 560-0100
Facsimile:  (925) 551-5695

Email address: jmanuso@supergen.com

With a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304-1050
Attn: Page Mailliard, Esq.
Telephone:  (650) 493-9300
Facsimile:  (650) 493-6811

Email address: pmailliard@wsgr.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

7.3                               Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.4                               Expenses.  The Company and the Purchaser shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

7.5                               Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

7.6                               Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred or delegated by the Purchaser without the prior written consent of the Company, except as otherwise specifically stated in this Agreement and except that the Purchaser shall be entitled to effect any assignment, transfer or delegation of any and all rights, duties and obligations hereunder to any of its Affiliates (as such term is defined in the Research Agreement), in both such cases without the requirement of the Company’s consent. Any attempt by the Purchaser without such permission to assign, transfer or delegate any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.7                               Entire Agreement.  This Agreement and the Confidentiality Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.8                               Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.9                               Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.10                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.11                        Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.12                        Jurisdiction. Each of parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns shall be brought and determined in the Chancery or other Courts of the State of Delaware, and each of parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of such court.

7.13                        Jury Trial.  THE PURCHASER AND THE COMPANY HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASER AND THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.14                        Other Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(signature page follows)

The parties are signing this Common Stock Purchase Agreement as of the date stated in the introductory clause.

SUPERGEN, INC.
a Delaware corporation

By:	/S/ JAMES S.J. MANUSO
James S.J. Manuso, Ph.D.
President and Chief Executive Officer

SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE
a Pennsylvania corporation

By:	/S/ WILLIAM J. MOSHER
William J. Mosher
Company Secretary